Exhibit 10.6

Amendment to Escrow Agreement dated December 16, 2010

Whereas an Escrow Agreement (the "Escrow Agreement") was entered into as of October 26, 2010, by and between Herman H. Pettegrove (the "Escrow Agent"), Entest BioMedical Inc. (“Purchaser”) and Greg McDonald, DVM (the “Seller”), herein collectively referred to herein as the “Parties” (“Parties”).

Whereas the Escrow Agreement is amended as follows:

(a) Pet Pointers Inc., a corporation controlled by Seller, is added as a party to the Escrow Agreement

(b) Entest Biomedical Inc., a California corporation, is added as a party to the Escrow Agreement

(c) The term “Definitive Purchase Agreement” shall mean the Asset Purchase Agreement made as of December 16,2010 by and among ENTEST BIOMEDICAL, INC. a California corporation, PET POINTERS, INC., a California corporation and DR. GREGORY MCDONALD

(d) Schedule A is amended to read and be as follows:

SCHEDULE A
ESCROW ASSETS

On or before October 29, 2010, Entest BioMedical, Inc. shall deliver to the Escrow Agent the amount of $20,000 (“Initial Escrow Deposit”). The parties acknowledge that this has occurred.

On or before December 30, 2010, Entest BioMedical, Inc. shall deliver to the Escrow Agent the amount of $50,000 (“Additional Escrow Deposit”).

On or before January 10, 2010 , Entest BioMedical, Inc. shall deliver to the Escrow Agent $210,000 worth of common shares based on closing price January 2, 2011 of Entest BioMedical, Inc., a Nevada corporation, (OTCBB:ENTB) issued in the name of Gregory McDonald. (“Stock Deposit”)

(e) Schedule B is amended to be and read as follows:

(a) In the event that written acknowledgement is received by Escrow Agent from the Buyer and Seller that all conditions of Article 6 of the Definitive Purchase Agreement have been satisfied the Initial Escrow Deposit, the Additional Escrow Deposit and the Stock Deposit shall be released to Gregory McDonald or Pet Pointers, Inc. pursuant to the written instructions of Gregory McDonald

(b) In the event that written notice is received by Escrow Agent from Buyer that all conditions of Article 6 of the Definitive Purchase Agreement have not been satisfied the Initial Escrow Deposit, the Additional Escrow Deposit and the Stock Deposit shall be released to Entest BioMedical, Inc.

IN WITNESS WHEREOF, each Party has executed, or has caused a duly authorized officer to execute, this Agreement as of the date first above written.

Entest BioMedical, Inc.(Nevada)	/s/ David R. Koos
Entest Biomedical, Inc.	David R. Koos, Chairman & CEO
(California)

Escrow Agent	/s/ Herman H. Pettegrove
Herman H. Pettegrove, Esq.

Gregory McDonald:	/s/ Greg McDonald
Greg McDonald, DVM

Pet Pointers, Inc.	/s/ Greg McDonald
Gregory McDonald , Chairman & CEO